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Exhibit 10.6

Online Working Capital Loan Master Agreement

Bank of Ningbo
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Online Working Capital Loan Master Agreement
Standard Terms

No.: 07500LK24CC1Gck
Please refer to the supplementary terms for the names of the lender and borrower
In accordance with relevant national laws, regulations, and rules, and through mutual consultation and agreement between the borrower and lender, this agreement is hereby entered into for mutual compliance. The online working capital loan in this agreement refers to the business in which the lender and the borrower sign a master loan agreement, which specifies a validity period within which the borrower can apply for loans through the lender’s online banking and other electronic channels through self-service.
Article 1     Credit Matters
1.1 The borrower initiates a loan application through electronic channels such as the lender’s online banking, and the lender agrees to issue a loan to the borrower based on the borrower’s application after review.
1.2 The loan amount, purpose, value date, maturity date, interest rate, interest rate adjustment method, and repayment method for each online working capital loan under this agreement shall be subject to the records in the promissory note issued by the lender on electronic channels such as online banking. The borrower has no objection to this. The above-mentioned promissory notes are an integral part of this agreement and cannot be separated.
1.3 The type of loan for offline and online loans under this agreement is a working capital loan. Without the written consent of the lender, the borrower shall not change the loan purpose specified in the promissory note.
1.4 The value date for each online working capital loan under this agreement must be within the validity period of this agreement.
1.5 In the performance of the agreement, if a certain value date or maturity date is a non-bank working day, it shall be postponed to the next bank working day.
1.6 Interest rates and adjustment methods
1.6.1 The RMB loan interest rate is determined based on the loan prime rate (LPR) by adding or subtracting basis points, and the annual interest rate is calculated using the following formula: Daily interest rate = annual interest rate/360. The specific loan interest rate shall be based on the promissory note recorded at the time of each loan disbursement. The interest rate and calculation
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rules for foreign currency loans shall be subject to the promissory note records and relevant supplementary agreements (if any) at the time of each loan disbursement.
1.6.2 Loan interest shall be calculated based on the actual number of days since the loan is transferred to the borrower’s designated account.
1.6.3 Before the disbursement of the loan, if the LPR is adjusted and applied to the loan under this agreement, the new LPR shall be applied and the new loan interest rate shall be re-determined and executed according to the basis points addition or subtraction stipulated in Article 1.6.1 of this agreement.
1.6.4 After the loan is disbursed, if the LPR is adjusted and applied to the loan under this agreement, the adjustment method of the loan interest rate shall be based on the corresponding promissory note. The specific situation is as follows:
(1) Adjustment on January 1st of the following year: Starting from January 1st of the following year after the date of each LPR adjustment, the adjusted LPR will be applied (if the LPR has been adjusted twice or more within a calendar year). Determine and implement the new loan interest rate based on the last adjusted LPR within the calendar year and the corresponding basis points for addition and subtraction;
(2) Adjustment on a monthly/quarterly/semi-annual/annual basis: Adjustment on a monthly/quarterly/semi-annual/annual basis refers to the adjustment of the corresponding day of each month/quarter/half-year/year (if there is no corresponding day, it is the last day of that month/quarter/half-year/year), and the LPR at the time of the adjustment (if the LPR is adjusted twice or more within the period specified in this clause). Determine and implement the new loan interest rate based on the last adjusted LPR during the period and the corresponding basis points for addition and subtraction. (The terms “month/quarter/half-year/year” in this clause are collectively referred to as “periods”.)
(3) Fixed interest rate: Continue to execute the original interest rate recorded in the corresponding promissory note, regardless of the interest in the periods;
(4) Immediate adjustment: Starting from the day of each LPR adjustment, the new loan interest rate will be determined based on the adjusted LPR and corresponding basis points, and the interest will be calculated based on the interest rate applicable in the specific period.
1.6.5 The lender may adjust the loan interest rate in a timely manner based on changes in external market interest rates and actual business needs.
1.7 Repayment method
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The repayment of principal and interest adopted in this contract shall be based on the corresponding promissory note, and the specific situation is as follows:
(1) Adopting equal principal and interest repayment on schedule
① If the repayment date of each installment is the corresponding day of the entire period from the date of loan disbursement (if there is no corresponding day, the repayment date is the last day of the ending month), from the month of loan disbursement, the loan principal and interest shall be repaid in equal amounts for each installment. The calculation formula is:
Equal repayment of principal and interest per installment = loan principal balance × interest rate of the period × (1 + loan interest rate of the period) number of repayment periods ÷ [(1 + loan interest rate of the period) number of repayment periods -1]
② If the repayment date of each installment is not the corresponding day of the entire loan disbursement date, the calculation formula for the repayment principal and interest of each installment except for the first and last installments is the same as above. The calculation formula for the repayment principal and interest of the first and last installments is:
First repayment of loan principal = balance of loan principal × interest rate of the period × (1 + loan interest rate of the period) number of repayment periods ÷ [(1 + loan interest rate of the period) number of repayment periods -1] - loan principal balance × interest rate of the period
First interest repayment = loan principal balance × actual number of days in the first period × daily interest rate
First principal and interest repayment amount = first principal repayment + first interest repayment
Final principal repayment = loan principal balance
Final interest repayment = loan principal balance × actual number of days in the final period × daily interest rate
Final principal and interest repayment amount = final principal repayment + final interest repayment
(2) Adopting equal principal repayment on schedule
① If each repayment date is the corresponding day of the entire loan period from the date of loan disbursement (if there is no corresponding day, the repayment date is the last day of the final month), the loan principal shall be repaid in equal installments from the month of loan disbursement, and the loan interest shall decrease gradually with the principal. The calculation formula is:
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Principal repayment per installment = loan principal ÷ total number of installments
Interest on each installment of the loan = (loan principal - cumulative repaid principal) × interest rate of the period
The amount of principal and interest to be repaid in each installment = principal to be repaid in each installment + interest to be repaid in each installment
② If the repayment date of each installment is not the corresponding day of the entire loan disbursement date, the calculation formula for the repayment principal and interest of all other installments except for the first and last installments is the same as above. The calculation formula for the repayment principal and interest of the first and last installments is:
First principal repayment = loan principal ÷ total number of installments
First interest repayment = loan principal balance × actual number of days in the first period × daily interest rate
First principal and interest repayment amount = first principal repayment + first interest repayment
Final principal repayment = loan principal balance
Final interest repayment = loan principal balance × actual number of days in the final period × daily interest rate
Final principal and interest repayment amount = final principal repayment + final interest repayment
(3) If interest is settled on a monthly/quarterly/semi-annual/annual basis and principal is repaid in installments, the interest settlement date shall be the 20th day of the end of each month/quarter-end month/half-year-end month/year-end month, and the interest payment date shall be the calendar day following the interest settlement date. The loan principal shall be repaid in installments. The number of repayment installments, repayment amount for each installment, and repayment date of the loan principal shall be subject to the attached promissory note;
(4) If interest is settled on a monthly/quarterly/semi-annual/annual basis and the principal and interest are repaid upon maturity, the interest settlement date shall be the 20th day of the end of each month/quarter-end month/half-year-end month/year-end month, and the interest payment date shall be the calendar day following the interest settlement date. The principal and interest of the loan shall be repaid upon maturity;
(5) For loans that adopt a one-time repayment of principal and interest upon maturity, the principal and interest shall be repaid in full at the maturity of the loan, and the interest shall be settled together with the principal.
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1.8 Withdrawal Conditions
Unless waived in whole or in part by the lender, the borrower shall meet the following conditions before each withdrawal; otherwise, the lender has the right to refuse the borrower’s withdrawal application:
1.8.1 The borrower shall continue to be legal and valid, and shall continue to comply with its commitments under this agreement;
1.8.2 This agreement has come into effect and the guarantee agreement under this agreement is legally established and has come into effect;
1.8.3 The obligations under this agreement have been fully fulfilled and there has not been any breach of contract as stipulated in this agreement;
1.8.4 Other relevant materials for loan processing have been provided as requested by the lender.
1.9 Payment of loan funds
1.9.1 The payment methods for loan funds under this agreement include the following two payment methods:
(1) Entrusted payment by the lender refers to the lender paying the loan funds to the borrower’s counterparty that meets the purpose specified in this contract based on the borrower’s withdrawal application and payment entrustment;
(2) The borrower makes independent payment, which means that the lender disburses the loan funds to the borrower’s account based on the borrower’s withdrawal application, and the borrower makes independent payment to the borrower’s trading partners who meet the agreed purpose in the agreement;
The lender may independently decide the payment method for the loan under this agreement based on the relevant information provided by the borrower, in combination with relevant laws, regulations, and lender policies.
1.9.2 The borrower agrees that in the case of entrusted payment, the lender shall first transfer the loan to the borrower’s account, and then directly transfer it to the borrower’s trading partner account from the borrower’s account.
During the period when the loan funds remain in the borrower’s account, the borrower shall not withdraw them, and if compulsory measures are taken during this period, including but not limited to freezing, deduction, etc., the borrower shall bear the responsibility, which is not related to the lender. The borrower shall still be responsible for repayment.
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1.9.3 Regardless of whether the lender is entrusted to make payment or the borrower makes payment independently, once the loan funds are transferred to the borrower’s account according to the borrower’s application or commission, it shall be deemed that the borrower has successfully withdrawn funds under this agreement, and the lender’s obligation to lend has been fulfilled. The borrower shall repay the loan in accordance with the loan agreement.
1.9.4 If the borrower adopts the entrusted payment method of the lender, the borrower shall provide corresponding business agreements and other supporting materials related to the loan purpose, as well as payment entrustment letters and other materials as requested by the lender. The lender shall fulfill the loan obligation after apparent review and approval. Otherwise, the lender has the right to refuse the loan. If the borrower makes independent payments, the borrower shall report the payment status of the loan funds as required by the lender every three months after the loan, provide loan fund usage records and materials that meet the lender’s requirements, and provide corresponding account information, payment vouchers and other materials to the lender for inspection. Otherwise, the lender has the right to exercise any one or more of the lender’s rights as stipulated in Article 2.3 of this agreement.
1.9.5 Under the condition of independently payments, the lender agrees that the borrower may choose to go to the lender’s counter, use online banking (if applicable), or complete the loan withdrawal procedures in a manner agreed upon by other lenders. The borrower agrees to process the loan withdrawal in accordance with the relevant regulations of the lender, and confirms all loans processed through counters, online banking, or other methods agreed upon by the lender.
1.10 Fund recovery account: The borrower shall open a dedicated account for fund recovery at the lender or any branch of Bank of Ningbo, and promptly provide the lender with information on the inflow and outflow of funds in the account. The specific fund recovery account shall be consistent with the repayment account. The lender has the right to recover the loan in advance based on the borrower’s fund recovery situation.
1.11 Repayment account: The borrower shall open a repayment account with the lender or any branch of Bank of Ningbo, and deposit the full amount of principal and interest repayment into the repayment account before each repayment date, and authorize the lender to deduct from the repayment account. The specific repayment account shall be subject to the repayment account specified in the promissory note. If the borrower has outstanding loan principal, interest or other expenses, they shall promptly deposit them into the repayment account and authorize the lender to deduct them at any time. If there is a change in the LPR,
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the borrower shall timely and fully deposit the repayment of principal and interest. Otherwise, all consequences arising from this, including but not limited to the imposition of penalty interest and adverse effects on the borrower’s credit record, shall be borne by the borrower themselves and have no involvement with the lender. If the repayment account is reported lost, frozen, suspended, or settled, or if the borrower needs to change the repayment account, the borrower shall go to the lender to handle the procedures for changing the repayment account. Before the change procedures take effect, if the original repayment account can no longer transfer funds, the borrower shall go to the counter to process the repayment. If the borrower fails to handle the procedures for changing the repayment account in a timely manner or fails to go to the counter for repayment in a timely manner, resulting in the failure to repay the due loan principal, interest, and other expenses on time and in full, the borrower shall bear the liability for breach of contract.
1.12 In this agreement, “period” refers to a month or an integer multiple of a month, and the corresponding “interest rate of the period” is an integer multiple of the annual interest rate / 12 × month(s). “Quarter-end month” refers to March, June, September, or December; “half-year end month” refers to June or December; “year-end month” refers to December.
1.13 After the lender and borrower sign this agreement, there is no need to sign a working capital loan agreement for each transaction when handling the online lending business.
Article 2     Rights and Obligations of the Lender
2.1 The lender has the right to recover or recover in advance the loan principal, interest, compound interest, penalty interest, and other debts in accordance with this agreement and the corresponding promissory notes.
2.2 The lender has the right to understand the borrower’s production and operation, financial activities, material inventory, and loan usage, and to inspect the use and management of the collateral at any time. The lender requires the borrower to provide truthful and complete financial statements, documents, and information on a monthly basis, and has the right to query, print, save, and use the borrower’s basic information and credit reports through the People’s Bank of China credit reporting system or other institutions and systems in accordance with relevant regulations.
2.3 During the validity period of this agreement, if the borrower or its affiliates or actual controllers encounter any of the following situations, the lender has the right to recognize all the credits it extends to the borrower to become due prematurely, including but not limited to loans, discounting, bank acceptance drafts, international trade financing, bank guarantees,
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etc., and has the right to: (1) Rescind the relevant agreements and agreements signed with the borrower in advance, including but not limited to this agreement; (2) Stop issuing new loans and announce that all loans under this agreement will expire early, and all loan principal, interest, and expenses will be recovered in advance; (3) Directly deduct the corresponding amount from any account of the borrower to repay the loan principal, interest, and expenses, and notify the borrower; (4) Request additional collateral measures recognized by the lender; (5) File a lawsuit to the people’s court and take asset preservation measures such as seizure, freezing, and withholding; (6) Other asset preservation measures. At the same time, all branches of Bank of Ningbo also have the aforementioned rights over the borrower.
(1) The borrower has been suspended, closed down, dissolved, taken over, deregistered, declared bankrupt, suspended for rectification, revoked or revoked of business license;
(2) The borrower conceals important facts related to the conclusion of this agreement or provides false information, situations or statements, or the provided information containing false information; or provide false statements, vouchers, documents and other materials to the lender during the validity period of this agreement;
(3) If the borrower fails to repay the loan principal and interest in accordance with this agreement and the corresponding promissory note (including announcement of early maturity; including situations where the loan has been repaid after going overdue);
(4) The borrower fails to use the loan in accordance with this agreement and the corresponding promissory note;
(5) The borrower fails to fulfill the obligations agreed upon with the lender or a third party or the obligations stipulated by laws and regulations;
(6) Disposal (including but not limited to gift, transfer, assign, or sell at a low price) of any assets by the borrower before repaying the lender’s debt, which may or has already affected its ability to repay its debts to the lender;
(7) The borrower’s credit condition has declined, their business activities have encountered difficulties, their financial condition has deteriorated, or they have exceeded the financial indicators set by the lender or agreed upon by both parties;
(8) The borrower fails to pay the loan funds in the agreed manner;
(9) The borrower is involved in economic disputes or lawsuits, or any of its assets are subject to preservation measures such as seizure, freezing, or withholding;
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(10) If the borrower is prosecuted or fined for suspected illegal activities, or if the legal representative or main person in charge of the borrower is detained, arrested, subjected to compulsory measures, prosecuted, sentenced or fined for suspected illegal activities;
(11) The borrower fails to perform any of the obligations stipulated in this agreement and the corresponding promissory note, or violates any of the terms and commitments stipulated in this agreement and the corresponding promissory note;
(12) The guarantee agreement under this agreement becomes invalid; the guarantor’s guarantee ability decreases; the value of the collateral decreases; preservation measures such as seizure, freezing, or deduction of the collateral are adopted, affecting the security of the creditor’s rights under this agreement;
(13) The guarantor violates the provisions of the guarantee agreement;
(14) The borrower’s affiliated parties or actual controllers have experienced the events listed in items (1), (5), (7), (9), and (10) of this clause, as well as other changes that are not conducive to the realization of the lender’s creditor rights, and the borrower has failed to provide the lender’s recognized guarantee as required by the lender; (the definition of related parties can be found in Accounting Standard for Business Enterprises No. 36 - Disclosure of Related Parties and its modified versions; the definition of actual controller can be found in the Company Law of the People’s Republic of China and its modified versions.)
(15) Any other events that, in the judgment of the lender, have an adverse impact on the borrower’s repayment obligations under this agreement, in addition to the aforementioned events.
The lender has complete independence to judge whether the above situation occurs.
2.4 During the loan payment process, if the lender, based on its independent judgment, believes that the borrower has one or more of the following situations, the lender has the right to: (1) Change the loan payment method from independent payment to entrusted payment (including partial entrusted payment); (2) Stop the disbursement and payment of loan funds; (3) Negotiate with the borrower to supplement the loan disbursement and payment terms.
(1) The borrower’s credit status has declined;
(2) The borrower’s main business profitability is not strong;
(3) The borrower’s loan fund usage is abnormal.
2.5 If the borrower fails to repay the loan principal, interest, compound interest, penalty interest and other debts due (including early maturity) as agreed, the lender has the right to deduct the corresponding amount from all accounts opened by the borrower with Bank of
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Ningbo and its branches for repayment and notify the borrower. When the lender deducts the borrower’s outstanding fixed deposit and needs to withdraw it in advance, interest shall be calculated and paid according to the demand deposit interest rate announced on the withdrawal date. If partial advance withdrawal is required, interest shall be calculated and paid based on the current deposit interest rate announced on the withdrawal date, while interest shall be calculated and paid based on the fixed deposit interest rate on the account opening date of the remaining portion upon maturity. The interest loss incurred due to deduction shall be borne by the borrower. The borrower hereby irrevocably authorizes the lender to deduct the above-mentioned amount at any time.
2.6 If the borrower breaches this agreement, evades the lender’s supervision, conceals important facts related to this agreement, or provides false information and circumstances or is involved in other illegal activities, the lender has the right to provide the relevant information to the collection agency for collection purposes in accordance with the law, or notify relevant departments or authorities. The borrower irrevocably authorizes the lender to provide the relevant information such as the borrower’s name and contact information to the collection agency for the purpose of collection. The collection agency has the obligation to keep the borrower’s information confidential and shall not use the borrower’s information beyond the collection purpose. Meanwhile, the lender has the right to hold the borrower liable for breach of contract in accordance with laws, regulations, and the provisions of this agreement.
2.7 The lender has the right to participate in activities such as large-scale financing, asset sales, and bankruptcy liquidation of the borrower.
2.8 The borrower and the mortgager (pledger) shall complete legal procedures such as mortgage (pledge) registration and property insurance in accordance with the lender’s requirements, and the guarantee and insurance shall remain valid. The lender has the right to request to become the first priority insurance claim holder and obtain copies of relevant insurance agreements or insurance documents. Otherwise, the lender has the right to refuse to provide the loan under this agreement.
2.9 The lender has the right to request the borrower to promptly complete the loan reconciliation work.
2.10 On the premise that the borrower and guarantor fulfill the obligations stipulated in this agreement and the guarantee agreement, the lender shall issue a loan to the borrower in accordance with the provisions of this agreement and the corresponding promissory note. The lender has the
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right to entrust the head office and other branches of Bank of Ningbo, any payment bank or agent bank of Bank of Ningbo to issue loans to the borrower in accordance with the provisions of this agreement. The borrower has no objection to this and promises that the performance of the head office and other branches, payment banks or agents of Bank of Ningbo shall be deemed as the lender’s performance. All payment obligations under this agreement shall be fulfilled by the borrower to the lender, and all rights are enjoyed by the lender. If the borrower defaults, the lender has the right to directly claim creditor’s rights against the borrower.
2.11 Any event that poses a threat to the normal operation of the guarantor of the loan under this agreement or has a significant adverse impact on its corresponding guarantee ability for its debts under this agreement, including but not limited to production suspension, business closure, cancellation of registration, revocation of business license, bankruptcy, difficulties in business activities, deterioration of financial condition, legal representative or main person in charge suspected of engaging in illegal activities If it involves litigation activities, major economic disputes, asset preservation measures such as seizure, freezing, or deduction of assets, or if the value of collateral, pledge, or pledge rights used as collateral for loans under this agreement decreases and asset preservation measures such as seizure, freezing, or deduction are taken, and the borrower fails to provide the required collateral as requested by the lender, the lender also has the right to take all the measures stipulated in Article 2.3 of this agreement.
Article 3     Borrower’s Commitment and Authorization
3.1 The borrower shall provide genuine, complete, and effective materials to the lender.
3.2 The borrower shall cooperate with the lender to manage loan payments, post loan management, and related inspections.
3.3 The borrower shall not use the loan funds for fixed assets, equity and other investments, and shall not use the loan funds for areas and purposes prohibited by the state from production and operation; it shall not evade the lender’s entrusted payment by breaking up the whole into parts.
3.4 The borrower undertakes to fully fulfill all obligations under this agreement.
3.5 The borrower promises to strengthen environmental risk management during the operation and management process, and voluntarily accepts the supervision of the borrower’s environmental risk situation by the lender or the entrusted party. When an environmental risk event occurs during the borrower’s business process, they must proactively inform the lender. Based on the its
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judgment, the lender has the right to request the borrower to provide relevant materials such as environmental risk reports.
3.6 The borrower agrees to irrevocably authorize the lender (including each branch of the lender) to have the right, in accordance with the law, to access credit information service platforms established by national or local governments in accordance with the law, such as financial credit information basic databases, inclusive financial credit information service platforms, or through various risk information sharing systems, risk warning systems, etc., when reviewing the borrower’s credit business application and post-loan risk management of credit business information databases for water and electricity usage, as well as other legally established credit information databases or credit reporting agencies, for querying, printing, using, and storing basic information and credit information of the unit. At the same time, the borrower agrees to irrevocably authorize the lender to provide the borrower’s basic information and credit information to the above-mentioned platform, system, information database or institution in accordance with the law for the purpose of meeting regulatory reporting requirements. Regardless of whether the business stipulated in this agreement is approved or not, the borrower agrees that the lender shall retain the borrower’s credit report and other information, and the lender shall ensure the use of the aforementioned query information within the authorized scope.
Article 4     Rights and Obligations of the Borrower
4.1 The borrower has the right to obtain and use the loan in accordance with this agreement and the corresponding promissory note.
4.2 The borrower shall settle the loan principal, interest, compound interest, penalty interest, as well as reasonable expenses such as litigation fees, preservation fees, execution fees, lawyer fees, travel expenses, etc. in accordance with this agreement and the corresponding promissory notes, and hereby irrevocably authorizes the lender to deduct them in accordance with Article 2.5 of this agreement.
4.3 The borrower can use the loan for the purposes agreed upon in this agreement, without misappropriating or diverting the loan.
4.4 The borrower shall provide the lender with truthful and complete financial statements or other relevant materials and information on a monthly basis, and actively cooperate with the lender’s inspection of its production and operation, financial status, material inventory, and loan usage under this agreement.
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4.5 If the borrower takes any actions such as shareholding reform, merger, consolidation, separation, capital reduction, external investment, substantial increase in debt financing, application for suspension of business for rectification, application for dissolution, application for bankruptcy, or other actions that may cause changes in the debt relationship under this agreement or affect the realization of the lender’s loan rights before the debt repayment under this agreement is completed, the borrower shall notify the lender in writing 30 days before the implementation of the above actions, simultaneously implementing debt repayment responsibilities or early repayment of debts, and obtaining written consent from the lender, or the above actions shall not be taken.
4.6 Any other event that poses a threat to the normal operation of the borrower or has a significant adverse impact on the performance of repayment obligations under this agreement, including but not limited to any of the circumstances stipulated in Article 2.3 of this agreement, shall be communicated in writing to the lender within 3 days of the occurrence of the above situation and repayment measures shall be implemented.
4.7 If the borrower provides guarantee for the debts of others or sets up mortgage or pledge guarantees with their main assets to third parties before the completion of debt repayment under this agreement, which may affect their ability to repay the debts under this agreement, they shall notify the lender in writing in advance and obtain the written consent of the lender.
4.8 The borrower shall not withdraw or transfer funds, dispose of assets at a low price, gift assets, or transfer shares without authorization, in order to evade debts to the lender or weaken their own debt repayment ability.
4.9 If the borrower changes its name, legal representative, legal address, business scope, mailing address, contact phone number, etc., it shall send the lender a written notice and relevant proof of change issued by the competent authorities for industry and commerce within 5 days after the change. Otherwise, all responsibilities and consequences arising from this shall be borne by the borrower.
4.10 If the guarantor of the loan under this agreement ceases production, closes business, cancels registration, has its business license revoked, goes bankrupt, or incurs operational losses, and partially or completely loses the corresponding guarantee ability for the debt under this agreement, or if the value of the collateral, pledged property, or pledge rights used as collateral for the loan under this agreement decreases or there is a ownership dispute, the borrower shall provide other guarantee measures recognized by the lender within 10 days after the occurrence of the above situation.
4.11 The borrower is obliged to cooperate with the lender’s loan reconciliation work.
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4.12 The borrower shall bear the legal services, insurance, transportation, registration, storage, appraisal, notarization, deposit, guarantee and other expenses related to this agreement and the guarantees under this agreement in accordance with the requirements of laws and regulations.
4.13 Upon receiving the collection letter or collection document delivered directly or by mail from the lender, the borrower shall immediately sign for acceptance and deliver the receipt to the lender either immediately or within 3 days.
4.14 The borrower needs to strengthen environmental and social risk management. If the borrower is involved in significant environmental and social risks, it shall submit an environmental and social risk report. The borrower declares and guarantees that the internal management documents related to environmental and social risks comply with legal and regulatory requirements and are effectively implemented, and there are no major litigation cases related to environmental and social risks. The borrower undertakes to accept the supervision of the lender. If the borrower’s statements, guarantees, and commitments related to environmental and social risk management are not fulfilled seriously, or if it is punished by the relevant government departments or strongly questioned by the public and/or media due to poor environmental and social risk management, the lender has the right to revoke the credit commitment already made, suspend the disbursement of the loan until the borrower takes mitigation measures recognized by the lender, recovers the loan issued in advance, exercise relevant mortgage and pledge rights when the loan cannot be repaid.
Article 5     Liability for Breach of Contract
5.1 After this agreement takes effect, both parties shall fulfill the obligations and commitments stipulated in this agreement. If either party fails to fulfill in full or in part the agreed obligations or commitments, it shall bear the corresponding liability of breach of contract and compensate for the losses caused to the other party as a result.
5.2 If the borrower’s losses are caused by the lender’s breach of contract, the lender shall be responsible for compensation. The scope of compensation is limited to the borrower’s direct losses and does not include indirect losses, expected losses, etc.
5.3 If the borrower fails to repay the loan principal as agreed upon loan maturity (including being announced as early maturity), the lender will charge a certain percentage of penalty interest on the overdue loan based on the actual number of overdue days, at the loan interest rate level agreed upon in this agreement. Please refer to the supplementary terms for the specific proportion of overdue penalty interest.
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5.4 If the borrower fails to use the loan for the agreed purpose, the lender has the right to charge a certain percentage of misappropriation penalty interest on the loan amount used by the borrower from the date of default, based on the actual number of days of default, at the loan interest rate level specified in this agreement. The specific proportion of misappropriation penalty interest is detailed in the supplementary terms.
5.5 For any unpaid interest payable by the borrower, the lender has the right to charge compound interest to the borrower. Compound interest shall be charged on the unpaid interest payable by the borrower during the loan period in accordance with the interest rate and settlement method stipulated in this agreement. If the borrower’s loan is overdue or not used for the purpose specified in this agreement, the unpaid interest shall be compounded at the total interest rate and interest settlement method of the loan interest rate and penalty interest rate specified in this agreement.
5.6 When the loan interest rate under this agreement is adjusted, the penalty interest rate shall be automatically adjusted in accordance with the percentages agreed in Articles 5.3 and 5.4 of this agreement based on the adjusted loan interest rate, and shall apply simultaneously with the loan interest rate, calculated based on the specific periods.
5.7 If the borrower intentionally conceals important facts related to the conclusion of this agreement or provides false information or circumstances, the lender has the right to charge the borrower a penalty of 10% of the loan balance already issued under this agreement.
5.8 The borrower shall bear the expenses paid by the lender in the process of realizing the creditor’s rights, including but not limited to litigation fees, arbitration fees, preservation fees, enforcement fees, lawyer’s fees, travel expenses, and other expenses for realizing the creditor’s rights.
5.9 If the borrower violates the obligations stipulated in this agreement or the guarantor of the loan under this agreement violates the obligations stipulated in the guarantee agreement, the borrower shall not only bear the liability for breach of contract as stipulated in this agreement, but also have the right to recognize all the credits it extends to the borrower to become due prematurely, including but not limited to loans, discounting, bank acceptance drafts, international trade financing, bank guarantees, etc., and has the right to take all measures stipulated in Article 2.3 of this agreement.
5.10 If there is a mortgage guarantee for the creditor’s rights under this agreement, and the relevant mortgage certificates fail to go through the relevant certificate and mortgage registration procedures as required by the lender before the certificate expiration, the lender
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has the right to declare that all the credits it extends to the borrower to become due prematurely, and has the right to require the borrower to take remedial measures such as early deposit of full security deposit and additional guarantee.
Article 6     Effectiveness, Modification, Transfer, Rescission and Termination of the Agreement
6.1 This agreement shall take effect once stamped by both parties of the loan. The electronic stamp affixed to this contract has the same legal effect as the physical stamp. The validity period of this agreement shall be one year from the effective date. If no written objection is raised by both parties one month before the expiration of the validity period, the validity period shall be automatically extended for one year, and so on. If there are still outstanding working capital loan under the original agreement, the original agreement shall remain binding on all parties until all businesses under the original agreement are completed. All business that occurs after the effective date of this agreement shall be handled in accordance with the provisions of this agreement.
6.2 With the consent of the lender, the borrower may apply for early repayment, and the lender has the right to charge a corresponding penalty according to a certain percentage of the early repayment amount. The penalty collection percentage is detailed in the supplementary terms.
6.3 If the borrower requests an extension of the loan, they shall submit a written application for extension and a written opinion from the guarantor agreeing to continue the guarantee to the lender 7 days before the loan matures. After the lender reviews and agrees, an extension agreement shall be signed. Only after the extension agreement takes effect can the loan under this agreement be extended accordingly.
6.4 After this agreement takes effect, except as otherwise agreed in this agreement or as required by laws and regulations, neither party shall unilaterally modify or rescind this agreement. If this agreement needs to be changed or rescinded, both parties shall negotiate and reach a written agreement. Until a written agreement is reached, all provisions of this agreement shall remain valid. In case of any change of the agreement, the consent of the customer shall be sought through telephone, SMS, etc., and the announcement shall be made through our bank’s WeChat official account or website.
6.5 The lender may transfer its rights under this agreement to a third party without obtaining the borrower’s consent. The notice of the transfer of rights by the lender can be made in writing or by publishing an announcement on the lender’s official website (http://www.nbcb.com.cn), partner channel official website, public media, or other forms recognized
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by regulatory authorities. The borrower hereby irrevocably authorizes the lender as its agent to sign all necessary agreements and documents with the aforementioned third parties to complete the relevant transfer. The borrower hereby confirms that the agreements and documents signed between the lender and the aforementioned third party constitute valid legal documents between the borrower and the third party, confirming the debt relationship between the borrower and the third party, and have legal binding force on both the borrower and the third party.
The lender shall transfer the loan creditor’s rights under this agreement to a third party. If the borrower has the corresponding right of defense or set off against the lender, they shall raise the right of defense or set off within five working days from the date of announcement. Failure to raise the right of defense or set off shall be deemed as recognition of the transfer of the creditor’s rights.
6.6 Without the written consent of the lender, the borrower shall not transfer any of its obligations under this agreement to a third party.
Article 7     Application of Law and Dispute Resolution
7.1 The conclusion, validity, interpretation, performance, and dispute resolution of this agreement shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macau, and Taiwan for the purpose of this Agreement).
7.2 In case of disputes arising from the performance of this agreement, both parties may resolve them through negotiation. If no agreement can be reached through negotiation, both parties agree that the plaintiff shall choose one of the following addresses for the People’s Court with jurisdiction to file a lawsuit: a. The location of the lender and its branch offices, and the location of its office; b. The borrower’s place of residence; c. The domicile of the assignee of the creditor’s rights (if any); d. The place of signing the agreement; e. The place of performance of the agreement. The parties to the agreement agree that the hearing can be held with the aid of audio-visual transmission technology according to the situation of the competent court. Please refer to the supplementary terms for the place of signing the agreement.
7.3 In case of disputes arising from the performance of this agreement, if the parties fail to reach an agreement through negotiation and file a lawsuit with the people’s court in accordance with the law, the value of claim shall be within the maximum limit allowed by laws, regulations, judicial interpretations, or local courts. All parties agree that the respondent court shall apply the small claims procedure for trial, and the time limit for providing evidence and defense shall not
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exceed seven days (which can be calculated simultaneously). Small claims procedure is the final instance of first instance, and no party is allowed to file an appeal.
7.4 In case of disputes arising from the performance of this agreement, if the parties fail to reach an agreement through negotiation and file a lawsuit with the people’s court in accordance with the law, all parties agree that the court that accepts the case lawsuit shall merge this case with other similar cases for trial and agree to conduct a written trial. All parties are aware and agree to submit personal information related to the case to the court during the merged hearing process, and express it in the relevant legal documents. All parties agree and promise to waive the defense of personal information protection issues arising from the merged hearing. All parties undertake to keep confidential the information of other parties known during the merged hearing process.
7.5 During the negotiation, litigation or arbitration period, the provisions of this agreement that are not involved in the disputes shall still be fulfilled by all parties, and neither party shall refuse to perform any obligations under this agreement on the grounds that the dispute resolution process is ongoing.
Article 8     Other Matters
8.1 The invalidity or revocation of certain provisions under this Agreement shall not affect the validity of other provisions, which shall remain valid.
8.2 Service
8.2.1 The borrower confirms that the address and contact information specified in the supplementary terms of this agreement shall be the address and contact information for service for notices served by the lender and legal documents related to debt collection, litigation (arbitration), and such address and contact information shall apply to all procedures and stages of the disputes including but not limited to collection, arbitration, mediation, first instance, second instance, retrial, execution, supervision, public notice and special procedures.
The process server (including but not limited to lenders, trial courts, arbitration institutions, etc.) may send notices or legal documents in one or more of the following ways. If multiple methods are used for serving, the service time shall be based on the earliest service:
(1) If served by mail or express delivery, it shall be deemed served 5 days after the process server sends the mail or express delivery, regardless of whether it is signed for, rejected or returned.
(2) Personal service can either be verbal notice or transfer of written materials or legal documents recording the notice by the process sender to the person being served. If there is a
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service receipt, the date on which the situation is recorded shall be the service date. If the service is refused upon personal service, the process server may take photos or videos to record the service, and retain the notice and legal documents, which shall be deemed as served. If it is collected by others, the date of collection by others shall be deemed as the service date.
(3) Electronic service, including but not limited to modern communication methods such as SMS, fax, email, instant messaging tools (such as WeChat, QQ, etc.) through the mobile phone number, fax number or email address specified in this agreement, shall be deemed served as long as the process server has sent the relevant notices and legal documents to the address specified in the supplementary terms.
(4) All parties agree that online litigation activities such as service, investigation, mediation, trial, and execution can be carried out through electronic litigation platforms such as mobile micro courts.
The borrower guarantees that the address and contact information provided to the lender are accurate and valid. If there is any change, the borrower will promptly notify the process server of the change. If the incorrect contact information is provided or the changed contact information is not communicated in a timely manner, resulting in the failure to receive the notice or legal document, as long as the process server has already sent the notice or legal document in any of the above agreed ways, it shall be deemed served, and the borrower shall bear any adverse consequences that may arise from this.
If there is a transfer of creditor’s rights, the above notice service terms can also apply to notices sent by the assignee of the creditor’s rights as the delivery party.
8.2.2 If the borrower fails to repay the loan on time or engages in other illegal activities, and the lender entrusts a mediation institution to mediate, file a lawsuit or apply for arbitration, the borrower authorizes and agrees that the mediation institution, people’s court, or arbitration institution may, in accordance with the law, retrieve other phone numbers under the name of each communication operator from the mediation institution, people’s court or arbitration institution in order to obtain contact, provided that the lender still cannot obtain their phone number, and agree that the repaired contact information is one of the addresses for serving documents via SMS or phone.
8.3 Both parties hereby agree to confirm the legal validity of telephone recordings and faxes, and promise that they can be submitted as evidence to dispute resolution institutions such as courts and arbitration commissions. During the period when the original document is
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in transit, the validity of the fax document is equivalent to that of the original document. The fax number specified by the borrower in this agreement shall not be changed arbitrarily. When the fax number is changed, the borrower shall provide a written explanation to the lender. Otherwise, the borrower shall bear all responsibilities arising from this. The borrower shall ensure the fax it sends is consistent with the original; otherwise, the borrower shall bear the corresponding responsibilities.
8.4 The headings of each clause in this agreement are for the convenience of reference only, and no provision of this contract shall be interpreted or understood solely based on the headings.
8.5 Except as stipulated in this agreement or relevant laws and regulations, any act, omission, delay in taking action or any other measures taken by the observant party for the breach or non-performance of any agreement or obligation contained in this agreement at any time shall not be considered as a waiver of any rights enjoyed by the observant party under this agreement, unless the observant party expressly states in writing.
8.6 If either party to this agreement requests notarization of the agreement, the parties shall jointly submit a notarization application to the notary office and clearly grant the agreement the effect of compulsory execution. The notarization fees and relevant expenses shall be borne by the borrower. At the same time, the borrower agrees that this agreement shall have compulsory enforcement effect after being notarized. If the borrower fails to fulfill its obligations under this agreement, the lender may apply for enforcement to the people’s court with jurisdiction in accordance with the law.
8.7 If this agreement cannot be fully fulfilled due to changes in regulations, rules, policies, or the introduction of emergency measures, the lender shall not be liable for any responsibility.
8.8 Any matters not covered in this agreement shall be handled in accordance with laws and regulations, the People’s Bank of China, the China Banking and Insurance Regulatory Commission, and relevant regulations of the lender.
Article 9     The standard terms of this agreement, the supplementary terms of this agreement, the supplementary agreement to this agreement, the promissory note, the borrower’s commitment, proof, and payment entrustment letter shall constitute a complete agreement. The above-mentioned agreement components may be entered into in paper, electronic form, or other methods recognized by the lender.
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Article 10     Reminder and Declaration
The lender has drawn the borrower’s attention to a comprehensive and accurate understanding of the terms of this agreement. The contracting parties are fully aware of and have fully understood the meaning and corresponding legal consequences of the terms of this agreement.
The borrower is aware that: If the interest rate rises between the value date and the maturity date, choosing a floating rate will increase interest expenses. If the interest rate decreases between the value date and the maturity date, choosing a fixed interest rate will increase interest expenses.
At the same time, the borrower hereby declares that: It has paid special attention to the obligations and terms unfavorable to itself, especially those highlighted in bold, and confirm their acceptance.
(The above is the standard terms section of this agreement, and the following is the supplementary terms section of this agreement)

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Supplementary Terms of Online Working Capital Loan Master Agreement

No.: 07500LK24CC1Gck
Lender: Bank of Ningbo Co. Suzhou Branch
Borrower: Zai Lab (Suzhou) Co., Ltd.
Article 1 If the borrower fails to repay the loan principal as agreed, the lender shall charge an additional penalty interest of fifty percent (in words) for overdue payment. If the borrower fails to use the loan for the agreed purpose, the lender shall charge an additional misappropriation penalty interest of eighty percent (in words).
Article 2 With the consent of the lender, the borrower may apply for early repayment, and the lender has the right to charge a corresponding penalty of / % of the early repayment amount.
Article 3 Place of signing: No. 749, Ganjiang East Road, Gusu District, Suzhou City.
Article 4 The borrower’s address for service and contact information:
Postal and express delivery address for service: Building 8, Biotech Industrial Park, No. 218, Sangtian Street, Suzhou Industrial Park
Recipient (or agent): Wei Xiao Job title: Head of Finance ID number: [***]
Contact phone number: [***]
Fax receiving number:      /
Mobile SMS receiving number: [***]
Email address:     /
If the borrower’s address has not been provided to the lender, or if the provided address is not detailed enough (such as not accurate to the door number), the borrower agrees that its registered address is a mailing or express delivery address. If the borrower does not provide a clear email address, it agrees to use the mobile operator’s email as the address for service. The borrower shall ensure that the email address registered with the mobile operator functions normally from the date of signing this contract.
The standard terms and supplementary clauses of this agreement constitute a complete agreement.
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The following is the borrower’s signature to the standard terms and supplementary terms of the Online Working Capital Loan Master Agreement (Contract No.: 07500LK24CC1Gck) between Zai Lab (Suzhou) Co., Ltd. (Borrower) and Bank of Ningbo Co. Suzhou Branch (Lender).

Borrower (official stamp):
Zai Lab (Suzhou) Co., Ltd.
(company chop)

JAMES SHUIZHONG YAN
(name chop)

Signing date: February 6, 2024

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The following is the lender’s signature to the standard terms and supplementary terms of the Online Working Capital Loan Master Agreement (Contract No.: 07500LK24CC1Gck) between Zai Lab (Suzhou) Co., Ltd. (Borrower) and Bank of Ningbo Co. Suzhou Branch (Lender).

Lender (stamp):

Bank of Ningbo Co. Suzhou Branch
(contract chop)

Lin Ping
(name chop)

Signing date: February 6, 2024
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